EXHIBIT 23.2
Consent of Kabani & Company



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of DataLogic International, Inc. and Subsidiaries of our report dated April 13, 2005, except for Note 1, which is dated March 30, 2006, relating to the restated consolidated financial statements of DataLogic International, Inc. and Subsidiaries as of and for the year ended December 31, 2004.


/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Los Angeles, California

June 27, 2006